Exhibit 10.44

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT (this “Agreement”) is made by and between Local Matters, Inc., a Delaware corporation, with its principal offices at 1221 Auraria Parkway, Denver, Colorado 80204 (“Local Matters”) and European Directories Holding BV, a Netherlands corporation with its principal offices at Building La Cascade, Condensatorweg 54, PO Box 75191, 1070 AD Amsterdam, the Netherlands  (“Customer”) and is effective as of the last date signed below (the “Effective Date”).

Local Matters is the owner or licensee of proprietary software products and technologies used for or within searchable online directories, which Local Matters has licensed to Customer under a separately executed License Agreement (“License Agreement”).

Customer may sublicense to Operating Companies (as defined below) certain rights to use the software licensed under the License Agreement.

Customer desires to retain Local Matters from time to time to perform certain professional services that may include customization, integration, or other software-related services regarding the software licensed to Customer under the License Agreement; and

Local Matters desires to perform such professional services for Customer on the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS.  The following terms, when used herein with initial capital letters, have the meanings ascribed to them in this Section 1.

1.1          Affiliate means, in relation to a party, any other entity which directly or indirectly Controls, is Controlled by, or is under direct or indirect common Control with, that party from time to time.

1.2          “Background Technology” means any Technology that (a) (i) is owned or licensed by a party and (ii) in existence on or prior to the date of the applicable Services Order or (b) is developed, licensed, or acquired by a party after the date of the applicable Services Order independently of the activities undertaken pursuant to the Services Order.

1.3          “Deliverables” means any Developed Materials and Local Matters Background Technology identified on a Services Order as such and furnished by Local Matters to Customer under this Agreement.

1.4          “Developed Materials” means all Technology created or developed by Local Matters, its employees, agents, or contractors in the performance of Services under this Agreement, excluding any Local Matters Background Technology.

1.5          “Intellectual Property Rights” means all copyright, patent rights, trade secret rights, trademarks, service marks, moral rights, author’s rights, contract and licensing rights, and other intellectual property rights, as may exist now or may hereafter come into existence, and all renewals and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country, or jurisdiction.

1.6          “Local Matters Personnel” has the meaning given to it in Section 2.2.

1.7          “Key Personnel” means [***], and such other Local Matters Personnel as may be agreed by Local Matters with the Customer, from time to time.

1.8          “Key Services Teams” mean the Local Matters delivery teams known as DS (Mosaic) Core Development, EDSA Deployment Team and the Customs Iteration Team, and any successor or replacement teams or other teams agreed between the Customer and Local Matters from time to time.

1.9          “Operating Company” means each of the operating companies as listed in Schedule 3 and any other Affiliates of the Customer from time to time.

1.10        “Services” means the services specifically described in a Services Order.

1.11        “Services Order” means a written services order agreed upon by Local Matters and Customer that references this Agreement and specifies, as applicable, the (a) Services to be provided by Local Matters, (b) Deliverables to be provided by Local Matters, (c) Local Matters’ fees and rates, and (d) any other details the parties deem appropriate.  Upon execution by both parties, each Services Order will be incorporated into this Agreement.  A form of Services Order is set forth on Exhibit A.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

1.12        “Technology” means algorithms, APIs, concepts, computer software code (in any form including source code and executable or object code), Confidential Information, data, databases and data collections, designs, drawings, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marketing and development plans, methods, models, procedures, processes, schematics, specifications, techniques, tools, uniform resource identifiers, user interfaces, web sites, works of authorship, and other forms of technology and Intellectual Property Rights and tangible embodiments of each of the foregoing.

1.13        Third Party Service Provider means any person (other than Local Matters) engaged by the Customer or any of the Operating Companies: (i) to provide co-location hosting services to the Customer or any of the Operating Companies, and (ii) that meets the requirements and obligations of Section 4.3. For the avoidance of doubt, Local Matters acknowledges and agrees that the Customer may, in accordance with the terms and conditions of this Agreement, appoint a person to host any of the Deliverables provided by Local Matters under this Agreement and such persons shall be deemed to be a Third Party Service Provider for the purposes of this Agreement.

2.     SERVICES

2.1          General.  Customer agrees to retain Local Matters to perform professional services for Customer or  for Operating Companies on behalf of Customer, in each case in accordance with Services Orders.  During the term of this Agreement, Customer and Local Matters will develop and agree upon Services Orders for Services to be provided by Local Matters.  In the event of any conflict, ambiguity, or inconsistency between the terms and conditions of the main body of this Agreement and the specific terms and conditions of a Services Order, the provisions of the main body of this Agreement will prevail unless the Services Order specifically references a conflicting or inconsistent provision of this Agreement and states that the Services Order prevails.

2.2          Personnel.  Local Matters may perform the Services through its employees or contractors (“Local Matters Personnel”) provided that for the 18 month period beginning on the Effective Date, it shall ensure that each member of the Key Personnel devotes a sufficient amount of time and effort to the provision of the Services and shall take all reasonable steps to ensure it retains the services of its Key Personnel and shall not require or request (or agree to any request that would result in) any member of Key Personnel to cease or change his or her involvement in the provision of the Services other than where (i) the relevant individual is on long term sick leave or on maternity or paternity leave or leaves the employment of Local Matters; or (ii)where the Customer has given its prior written consent. Furthermore, Local Matters shall establish and maintain certain European support offices to support the provision and receipt of the Services and ensure that the Key Services Teams remain adequately resourced and dedicated to the provision of the Services to the Customer at all times during the term of this Agreement. Local Matters will remain responsible under the terms of this Agreement for the Services performed by Local Matters Personnel.

2.3          Customer Facilities.  Customer will provide or, if applicable under a Services Order, will cause Operating Companies to provide Local Matters personnel with access to and use of Customer’s or Operating Companies’ (as applicable) personnel, facilities, and equipment to the extent necessary for Local Matters to perform the Services.  The applicable Services Order may set forth additional details regarding Local Matters personnel’s access to and use of Customer’s or Operating Companies’ personnel, facilities, and equipment.

2.4          Customer Cooperation.  In order to enable Local Matters to perform its obligations under this Agreement, the Customer will, and will cause any relevant Operating Company to, comply with the relevant terms and conditions under this Agreement and the applicable Services Orders and provide Local Matters personnel with such other cooperation and assistance as Local Matters reasonably requests.  Such reasonable cooperation and assistance may include providing to Local Matters in a timely manner, answers to questions, approvals and information which may be reasonably required by Local Matters to perform its obligations under this Agreement.  If Customer or any relevant Operating Company fails to perform its obligations under this Agreement or an applicable Services Order, Local Matters will not be in breach of this Agreement as a result of any failure to perform its obligations under this Agreement to the extent that failure or non-performance results or arises from the failure by the Customer or the relevant Operating Company to perform its obligations under this Agreement or the relevant Services Order.  Local Matters will notify the Customer in writing of the failures of the Customer or the relevant Operating Company as soon as reasonably practicable and Local Matters will use its reasonable efforts to perform its obligations under this Agreement notwithstanding the failure by the Customer to perform its obligations under this Agreement or any relevant Services Order.  Provided that Local Matters promptly notifies Customer of any delay caused by Customer or the relevant Operating Company, Customer will reimburse Local Matters for any documented and reasonable costs and expenses incurred by Local Matters as a result of the failure by the Customer or the relevant Operating Company to perform its obligations under this Agreement or the relevant Services Order.

2.5          Changes.  Either party may, from time to time during the performance of the Services, provide written notice to the other party proposing changes to the applicable

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Services Order (each a “Change Proposal”).  Following delivery and receipt of a Change Proposal, the parties will promptly discuss appropriate modifications to the applicable Services Order (including without limitation the specifications, timeframes, and fees therein).  Neither party is required to accept a Change Proposal, and Local Matters will not be required to perform any additional Services until a Change Proposal has been agreed upon in writing provided that each party shall not unreasonably withhold or delay their agreement to any Change Proposal made by the other party.

3.              COMPENSATION

3.1          Fees and Expenses.  Unless otherwise agreed in a Services Order, Customer will compensate Local Matters for all work performed under this Agreement on a time and materials basis at Local Matters’ then-current standard time and materials rates.  In addition to the fees payable, Customer will reimburse Local Matters for actual out-of-pocket expenses incurred by Local Matters in connection with its performance under this Agreement, including without limitation all reasonable travel, and travel related expenses incurred by those Local Matters Personnel materially involved in the provision of the Services where such expenses are incurred in accordance with the Customer’s guidelines as notified to Local Matters from time to time.

3.2          Invoicing and Payment.  Unless otherwise specified in a Services Order, Local Matters will bill Customer in arrears no more frequently that once per week.  Customer will pay each invoice within thirty (30) days after the date of receipt of the invoice.  Late payments will bear interest at the rate of 1.5% per month (or the highest rate permitted by law, if less).  In the event of any failure by Customer to make payments of any fees hereunder, Local Matters will be entitled to suspend its performance hereunder, and Customer will be responsible for all reasonable expenses, including but not limited to attorneys’ fees, incurred by Local Matters in collecting such payments.

4.              OWNERSHIP

4.1          Background Technology.  Customer or its licensors will have and retain exclusive ownership of Customer’s Background Technology and all Intellectual Property Rights therein.  Local Matters or its licensors will have and retain exclusive ownership of Local Matters’ Background Technology and all Intellectual Property Rights therein.  Customer hereby grants Local Matters a nonexclusive license to  use, reproduce, modify, and create derivative works of the Customer Background Technology solely to the extent necessary for Local Matters to perform Services under this Agreement.

4.2          License to Deliverables.  Subject to the terms and conditions of this Agreement, including payment of all applicable amounts due, Local Matters hereby grants to Customer a nonexclusive license to (a) reproduce and use the Deliverables internally at Customer’s site, and (b) to reproduce, install, and execute the Deliverables on Customer’s computer systems.

4.3          Sublicenses.  Subject to the terms and conditions of this Agreement, the Customer and any Operating Company shall be entitled to sublicense any Third Party Service Provider to use the Deliverables solely for the purpose of providing co-location services to the Customer or the Operating Companies.  The Customer shall ensure that each Third Party Service Provider to which the Deliverables are sublicensed under this sub section 4.3 agrees to comply with the relevant terms of this Agreement. Customer must ensure that each Third Party Service Provider is a recognized leader in co-location services in that Territory.  Prior to allowing any Third Party Service Provider access to or use of any Deliverable, Customer will enter into a written, legally binding agreement with such Third Party Service Provider with terms and conditions at least as protective of Local Matters and its rights and property as is this Agreement and which names Local Matters as an express third party beneficiary with the right to enforce.

4.4          Subject to the terms and conditions of this Agreement, Customer may only sublicense rights to Deliverables to Operating Companies and Third Party Service Providers.  Customer must effectively notify each authorized sublicensee: (i) of the rights, restrictions, and obligations of Customer under this Agreement, and (ii) that such authorized sublicensee must comply with the terms and conditions of this Agreement with regard to the use and restrictions of use of the Deliverables that are contained in this Agreement.  Customer shall remain liable for all acts and omissions of its sublicensees, including each Operating Company and Third Party Service Providers, with regard to this Agreement and the Deliverables as if Customer performed those acts or omissions itself.  Upon the termination of any sublicense to an Operating Company, Customer will use all reasonable efforts to obtain from the Operating Company all copies of the Deliverables in such Operating Company’s possession or control.  Customer will promptly notify Local Matters if Customer becomes aware that any authorized sublicensee has acted in a manner that would breach the terms and conditions of this Agreement had such authorized sublicensee been party to this Agreement.  Customer will cause each Operating Company to execute an industry standard non-disclosure agreement with terms and conditions at least as protective as Section 9 of this Agreement.

4.5          Reservation of Rights.  Local Matters will have and retain exclusive ownership of the Developed Materials and Local Matters’ Background Technology and all Intellectual Property Rights therein.  To the extent that Customer has any ownership interest in any Developed Materials or Intellectual Property Rights therein by virtue of Customer’s participation in the activities hereunder, Customer

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

hereby irrevocably assigns all such interest to Local Matters; provided, however, that the Customer and any Operating Company will have and retain exclusive ownership of Customer’s or that Operating Company’s Background Technology and all Intellectual Property Rights therein. All rights not expressly granted herein are reserved to their respective owners.

4.6          Third Party Materials.  Notwithstanding anything to the contrary contained in this Agreement, rights to any third party software or other Technology shall be governed by the applicable license agreements with third party licensors.  Customer is solely responsible for obtaining all licenses and other rights from third parties that may be required for Customer’s use of the Deliverables.

5.              TERM AND TERMINATION

5.1          Term.  This Agreement will be effective on the Effective Date and will remain in effect until terminated as provided herein.  Each Services Order will become effective when executed by both parties and will remain in effect until the completion of the Services described therein, unless earlier terminated as provided in this Agreement.

5.2          Termination for Cause.  Either party may terminate this Agreement and all Services Orders immediately upon notice to the other party if the other party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days after receiving notice from the other party describing such breach.

5.3          Termination for Convenience.  Either party may terminate this Agreement for convenience upon ninety (90) days notice to the other party if no Services Orders are then in effect.

5.4          Termination for Insolvency/ Force Majeure.  Either  party may terminate this Agreement upon written notice to the other party: (i)  if the other party makes a general assignment for the benefit of creditors, suffers a receiver to be appointed for it, or becomes unable to pay its debts in the ordinary course as they become due, (ii)  if the other party files a voluntary petition in bankruptcy, or has an involuntary petition in bankruptcy filed against it, which petition is not dismissed within sixty (60) days; or (iii) in accordance with 10.11.

5.5          Effect of Termination.  The provisions of Sections 1, 3, 4, 5.4, 6.2, 8, 9, and 10 will survive any termination or expiration of this Agreement, except that if this Agreement is terminated by Local Matters due to Customer’s uncured breach, all licenses granted to Customer shall terminate and be of no further effect and all sublicenses granted by Customer will terminate.  Notwithstanding any such termination of this Agreement, Customer will pay any amounts previously invoiced and will compensate Local Matters for any work actually performed through the effective date of termination in accordance with the terms of this Agreement.  After the Agreement terminates or expires, Local Matters will refund any pre-paid fees for which Services were not received. Termination of this Agreement will not affect any rights that accrued prior to the effective date of termination.

6.              WARRANTY; DISCLAIMER

6.1          Warranty. Local Matters warrants that the Services will be performed in a workmanlike and professional manner (“Warranty”).

6.2          Warranty Remedy. To the extent there is a material breach of the Warranty, Local Matters will, at Customer’s request, at Local Matters’ own expense, subject to this Section 6.2, and as Local Matters sole obligation and Customer’s sole remedy, promptly re-perform any non-conforming Services at no additional cost to the Customer (“Performance Remedy”).  If the first Performance Remedy does not comply with the Warranty, Customer can request Local Matters to provide a second Performance Remedy, and Local Matters will have 5 days to provide a second Performance Remedy.  Customer will have 5 days after Local Matters completes the second Performance Remedy to determine whether the second Performance Remedy complies with the Warranty, and if it does not, Customer can request a third Performance Remedy in accordance with the previous sentence.  If, after providing three Performance Remedies, Local Matters is still in breach of the Warranty, Customer will be entitled to sue Local Matters for damages for breach of the Warranty.

6.3          Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6, THE SERVICES AND ALL DELIVERABLES ARE PROVIDED TO CUSTOMER “AS IS” AND LOCAL MATTERS AND ITS SUPPLIERS HEREBY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, REGARDING THE SERVICES, DELIVERABLES, AND DEVELOPED MATERIALS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.  CUSTOMER AND ITS END USERS ASSUME THE RESPONSIBILITY FOR THE SELECTION OF THEIR REQUIREMENTS, SOFTWARE, AND HARDWARE TO ACHIEVE THEIR INTENDED RESULTS.

7.              INDEMNIFICATION

7.1          Local Matters Indemnification.  Local Matters will indemnify the Customer and the Operating Companies (“Indemnified Entities”) on written demand in respect of all losses, damages, costs, expenses and other liabilities (including with out limitation, reasonable legal and other professional fees) incurred by or awarded against the Indemnified Entities in connection with any claim or action

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

against an Indemnified Entity by any third party that the possession of the Deliverables, as furnished under this Agreement, whether in executable code or source code, by that Indemnified Entity or on its behalf by a Third Party Service Provider infringes any Intellectual Property Rights of that third party (“IPR Claim”).

7.2          The Customer agrees: (i) to notify Local Matters in writing on its own behalf or on behalf of any relevant Indemnified Entity as soon as reasonably practicable of any IPR Claim of which the Customer has notice, but in any event within 30 days of Customer receiving notice of such IPR Claim; and (ii) Local Matters shall be entitled at any time from notification to the Customer to assume the exclusive conduct of the IPR Claim and all related settlement negotiations, and (iii) to provide Local Matters with reasonable assistance, information and authority necessary to perform the above at Local Matter’s cost and expense.  Local Matters will keep the Customer (and any other relevant Indemnified Entity) reasonably informed of the progress of the negotiations

7.3          The indemnity set out in subparagraph 7.1 does not apply to, and Local Matters shall have no liability for, any IPR Claim to the extent that the IPR Claim arises:  (i) from the use of any alteration of the Deliverable made by any party other than Local Matters or a party expressly authorized by Local Matters if such infringement would have been avoided by the use of unaltered Deliverable; or (ii) the combination, operation or use of any of any Deliverable furnished under this Agreement with products or data not furnished by Local Matters or products or data not approved by Local Matters in writing (such approval not to be unreasonably withheld or delayed) for use with the Deliverable if such infringement would have been avoided by the use of the Deliverable without such products or data.  For avoidance of doubt, Deliverables altered or modified by Local Matters or a party expressly authorized by Local Matters, will not fall into the exception under 7.3(i).

7.4          If a Deliverable is held or is reasonably believed by Local Matters to infringe any third party Intellectual Property Rights, Local Matters shall use commercially reasonable endeavors, at its cost and expense to: (i) obtain the rights for the Customer, each Operating Company and relevant Third Party Service Provider to continue to possess and use that Deliverable in the manner permitted by this Agreement; or (ii) modify the infringing part of the Deliverable so as to avoid infringement but in such a way that it materially complies with the applicable Specifications.  If Local Matters is unable to obtain such rights or modify the infringing part of the Deliverable in accordance with this subsection within a reasonable period (not exceeding 10 days), then either party shall be entitled, without prejudice to its other rights and remedies, to terminate the affected Services Order and all licenses contained herein and Local Matters shall refund the fees already paid to Local Matters, depreciated on a four-year straight-line basis.

7.5          This Section 7 states the Customer’s and each Operating Company’s exclusive and entire remedy and Local Matters’ entire liability in connection with an IPR Claim.

7.6          Customer Indemnification.  Customer will defend at its own expense any action against Local Matters or its affiliates or contractors brought by a third party to the extent that the action is based upon a claim that the Customer’s Background Technology or any instructions or specifications provided by Customer to Local Matters infringes any U.S. copyrights or misappropriates any trade secrets recognized as such under the Uniform Trade Secret law, and Customer will pay those costs and damages finally awarded against the indemnified parties in any such action that are specifically attributable to such claim or those costs and damages agreed to in a monetary settlement of such action.  The foregoing obligations are conditioned on Local Matters notifying Customer promptly in writing of such action, Local Matters giving Customer sole control of the defense thereof and any related settlement negotiations, and Local Matters cooperating and, at Customer’s request and expense, assisting in such defense.

8.              LIMITATIONS OF LIABILITY

8.1          Waiver of Certain Damages. NEITHER PARTY SHALL  BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES (INCLUDING ANY LOSS OF BUSINESS OR PROFITS WHERE SUCH LOSS OF PROFITS IS DETERMINED TO BE INDIRECT LOSS) SUFFERED WITH RESPECT TO OR RESULTING FROM THE USE OF THE DELIVERABLES OR ANY SERVICES SUPPLIED HEREUNDER (WHETHER FROM BREACH OF CONTRACT OR WARRANTY, FROM NEGLIGENCE, STRICT LIABILITY OR OTHER CAUSE OF ACTION), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS IN THIS SECTION 8.1 SHALL NOT APPLY TO PERSONAL INJURY OR DEATH OF ANY INDIVIDUAL, OR FOR FRAUD.

8.2            Liability Limit.  EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS OR INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, EACH PARTY’S’ TOTAL CUMULATIVE LIABILITY ARISING OUT OF (a) ANY SERVICES ORDER, WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE, WILL NOT EXCEED THE AMOUNT OF FEES PAID TO LOCAL MATTERS UNDER THAT SERVICES ORDER DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENTS GIVING RISE TO SUCH LIABILITY, AND (b) THIS AGREEMENT,

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE, WILL NOT EXCEED THE AMOUNT OF FEES PAID TO LOCAL MATTERS UNDER AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENTS GIVING RISE TO SUCH LIABILITY.

8.3          Basis of the Bargain. Regardless of whether any remedy permitted under this Agreement fails of its essential purpose, the allocation of risk in this Section 8 is material to this Agreement and Customer acknowledges, agrees, and accepts that Local Matters would not enter into this Agreement without the limitations on liability in this Section 8.

9.              CONFIDENTIALITY

9.1          Confidential Information. Each party acknowledges that it may be furnished or may otherwise receive or have access to information relating to the other party’s past, present or future products, software, research, development, inventions, processes, techniques, designs, price-data, price-list, customer-lists, services, service materials or other technical data and information (all of such information, and the existence and terms of this Agreement and any related agreements is referred to as the “Confidential Information”).  Each party shall hold the Confidential Information (and all physical or other forms thereof) in strict confidence and shall not publish or disclose it to third parties, or use it or permit others to use it in any way, commercially or otherwise, without the prior written consent of the other party, as applicable, except as expressly permitted by this Agreement, or as is necessary to perform its obligations under this Agreement or to comply with regulatory or statutorily imposed obligations.  Each party agrees that it will cause all of its employees, subcontractors (including employees of subcontractors) and any other persons that obtain, receive or have access to any Confidential Information to be bound to hold all Confidential Information of the other party in confidence to the standard required by this Agreement.  In addition, where the Confidential Information is required to be disclosed to a person who is not an employee or under a professional duty to protect the confidentiality of the Confidential Information, the party shall cause that person to enter into a confidentiality agreement on terms at least as protective of the other party’s Confidential Information as this Agreement, a copy of which shall be provided to the other party upon request.

9.2          Except for the Deliverables detailed in an Services Order, the restrictions of subsection (a) above shall not apply to specific Confidential Information that is:  (i) publicly known when first disclosed to the receiving party or that thereafter becomes publicly known through no act or omission of the receiving party; (ii) already known to the receiving party at the time it is first disclosed by the disclosing party or its representatives as evidenced by the receiving party’s written records; (iii)  rightfully received by the receiving party, without restriction on disclosure, from a third party which is not under an obligation of nondisclosure to the disclosing party; or (iv) independently developed by or for the receiving party by persons not having access to such Confidential Information, as evidenced by the receiving party’s written records.

9.3          In addition, each party shall be entitled to disclose the other party’s Confidential Information only to the extent such disclosure is requested by the order or requirement of a court, administrative agency, or other governmental body. In these circumstances  the party required to make the disclosure shall provide prompt and advance notice (where it is lawful and reasonably practical to do so) so that the other party has sufficient opportunity to seek a protective order or otherwise prevent such disclosure.

9.4          Neither party shall, without the other party’s prior written consent (which consent shall not be unreasonably withheld), advertise or publicly announce that it has entered into this Agreement with the Customer.  The parties may mutually agree to draft a mutual press release acknowledging the existence of this Agreement and the relationship contemplated herein.

9.5          This Section 9 will survive any termination of the Agreement until Confidential Information enters a category in Section 9(b).  Upon termination of this Agreement each party will promptly return any Confidential Information of the other party in its possession or control except where it is authorized to continue to use that Confidential Information under this Agreement.

10.       GENERAL

10.1        Independent Contractors.  The relationship of Customer and Local Matters is that of independent contractor, and nothing in this Agreement (a) gives either party the power to direct or control the day-to-day activities of the other, (b) makes the parties partners, joint venturers, co-owners, or participants in any joint undertaking, or (c) allows either party to create or assume any obligation on behalf of the other.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

10.2        Export Restrictions.  Customer will comply fully with all relevant export laws and regulations.  Customer will not export or re-export (as defined in the United States Export Administration Regulations) any Local Matters Background Technology, Deliverables, or Developed Materials, including without limitation any components thereof and related information, unless Customer has first obtained all required export licenses and other government approvals.

10.3        Assignment.

(a)   Subject to subparagraphs 10.3(b) or (c), neither party may assign, transfer or novate, by operation of law or otherwise, any of its rights or obligations under this Agreement to any third party without the other party’s prior written consent.

(b)   Nothing in this Agreement shall restrict either party from assigning, transferring or otherwise disposing of any of its rights or obligations under this Agreement to any person acquiring  all or substantially all of such party’s business and assets, whether by merger, sale of assets, sale of stock or otherwise.

(c)   Nothing in this Agreement shall prevent or restrict the Customer from assigning, transferring or otherwise disposing of any of its rights or obligations under this Agreement to any Affiliate of the Customer, provided that such Affiliate first agrees in writing to be bound to the terms and conditions of this Agreement.

(d)   Any attempted assignment or transfer in violation of the foregoing will be void.  This Agreement shall be binding upon and shall inure to the benefit of each party’s permitted successors and assigns.

(e)   Local Matters acknowledges that the Customer and its Operating Companies may, from time to time, be restructured such that, for example, divisions of the Customer may be disposed of or become separate legal entities, and subsidiaries of the Customer may be disposed of. Local Matters will, if so requested by the Customer, negotiate in good faith with any new legal entity which results from that restructuring, any entity which is disposed of by the Customer, or any entity to which part of the Customer has been transferred (“New Entity”) and execute a new agreement on terms substantially the same as this Agreement (“New Agreement”). The fees to be paid by the New Entity to Local Matters will be charged for at Local Matter’s standard rates of charge for the time being in force.  Upon execution of a New Agreement, all licensed and sublicensed rights granted to the New Entity, if any, will terminate.

10.4        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be duly given if delivered personally or sent by fax, email or posted in the mail, postage prepaid, registered or certified, return receipt requested, addressed to the parties at their addresses hereinabove set forth or at such other address as such party may designate in writing with respect to itself from time to time.  Notice shall be deemed to be effective on the fifth working day after such notice is mailed or if sent by fax or email, notice shall be deemed to be effective on the date such notice is sent (but only if a confirming copy is delivered by any of the other means of dispatch for notices permitted hereunder).

10.5        Governing Law.  This Agreement is governed by and enforced under the laws of the State of New York, U.S.A., but excluding its conflict of law provisions that would require the application of the laws of any other jurisdiction.  The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

10.6        Dispute Resolution. If there is any dispute between the parties arising out of or relating to this Agreement (other than a dispute arising out of or relating to any IP Rights of either party), such dispute shall be resolved in accordance with the following process:

(a)   Any party claiming that a dispute has arisen must give written notice to the other party setting out the nature of the dispute and all other information relevant to the dispute.  If a party gives or receives a notice in accordance with this Section, each party will promptly:

(i)            refer the dispute to an appropriate representative of the party who has authority to settle the dispute on behalf of that party;

(ii)           give written notice to the other party of the name, position and contact details of the party’s representative to whom the dispute has been referred; and

(iii)         Within 10 Working Days’ of receipt of the written notice, the parties’ representatives must meet or communicate (whether electronically, by video-conference or otherwise) and undertake bona fide negotiations to resolve the dispute.

(b)   In the event the dispute is not satisfactorily resolved pursuant to subsection (b)(i) above, the parties will refer the matter to their respective Chief Executive Officers who shall within 10 Working Days meet or communicate (whether electronically, by video-conference or otherwise) and undertake bona fide negotiations to resolve the dispute.

(c)   If the parties are not able to resolve the dispute under subsection (b)(ii) within 20 Working Days, the Chief Executive Officers will meet with an agreed neutral party to assist them in reaching a satisfactory resolution to the dispute through bona-fide negotiations.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

(d)   If the parties are not able to resolve the dispute under Subsection (b)(iii) the dispute shall be finally resolved through binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules on a confidential basis in the City of New York, in the State of New York, in the United States of America.  Each party shall propose an arbitrator and the arbitrators proposed by the parties shall select the third arbitrator who will serve as chair of the arbitral tribunal.  The parties reserve the right to object to any proposed arbitrator who is employed by or affiliated with a competing entity.  An arbitration award  will be final and binding on the parties hereto, and judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction.

(e)   Despite the existence of a dispute, each party must continue to perform its obligations under this Agreement.

10.7        No Waiver.  The failure of a party to require performance by the other party of any provision hereof shall in no way affect the right of the party thereafter to enforce same against the other party, nor shall waiver by either party of a breach of any provision hereof by the other party be taken or be held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself. No waiver is effective unless in writing and signed by the waiving party.

10.8        Severability.  If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible consistent with the original intent of the parties, and the other provisions of this Agreement will remain in force.

10.9        Construction.  The parties negotiated this Agreement with the aid of counsel and, accordingly, intend this Agreement to be construed fairly, according to its terms, in plain English, without constructive presumptions against the drafting party, and without reference to the paragraph headings, which are for reference only.  All references to “Sections,” and “Exhibits” are intended to refer to Sections and Exhibits to this Agreement.  Unless otherwise expressly indicated, “including” means “including but not limited to” and “discretion” means “sole discretion.”

10.10      Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together constitute a single instrument.  Execution and delivery of this Agreement may be evidenced by facsimile transmission.

10.11      Force Majeure.  Any failure or delay in the performance of any duties or obligations of either party (except the payment of money owed) will not be considered a breach of this Agreement if such failure or delay arises out of or occurs directly because of any of the following cause or causes to the extent that they were beyond its reasonable control without its fault or negligence: governmental acts or directives, strikes, acts of God, war, insurrection, riot or civil commotion, fires, earthquakes, flooding or water damage, explosions, embargoes, except with respect to payments to be made to the other party, provided, however, that a party unable to perform because of such events gives prompt notice to the other party and uses its reasonable efforts to mitigate the effects of such causes.  If the delay continues for more than 20 cumulative days, the unaffected party may terminate this Agreement without liability by providing written notice to the affected party.

10.12      Third Party Beneficiary.  Notwithstanding any other provisions herein, no party will be deemed as a third-party beneficiary to this Agreement.

10.13      Operating Companies.  Local Matters acknowledges that the Customer has entered into this Agreement for its own benefit and for the benefit of the Operating Companies. The parties agree that the Customer’s losses under this Agreement will be deemed to include any losses suffered by any Operating Company rightfully receiving a right to use the Deliverables or any of the services or other documentation provided by Local Matters under this Agreement, whether arising in contract, in tort (including negligence) under any statute or otherwise, provided that the losses, liabilities, damages, costs, charges and expenses suffered by the Operating Company (“Losses”) would have been recoverable by the Operating Company if it had been a party to this Agreement in the place of Customer, and Local Matters will not under any circumstances be liable twice for the same Losses.

10.14      Counterparts.  This Agreement may be executed in counterparts, each will be deemed an original, but all of such counterparts together will constitute one and the same agreement.

10.15        Entire Agreement.  This Agreement together with the Services Orders represents the entire agreement between the parties and supersedes all prior and contemporaneous agreements and understandings (oral and written) with respect to the matters covered by this Agreement.  Neither party has entered into this Agreement based on representations other than those contained in this Agreement.  This Agreement may be amended only by a written agreement signed by both parties.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

	EUROPEAN DIRECTORIES HOLDING BV:		LOCAL MATTERS, INC.:

By:	/s/ S. Ross May 9, 2008	By:	/s/ Susan Dalton May 9, 2008

	Authorized Signature		Authorized Signature

	S. Ross		Susan Dalton

	Printed Name		Printed Name

	Finance Director		EVP – Internet Technologies and Operations

	Title:		Title:

	ADDRESS FOR NOTICE PURPOSES:		ADDRESS FOR NOTICE PURPOSES:

	European Directories		Local Matters, Inc.
	Building 10, Chiswick Park		1221 Auraria Parkway
	566 Chiswick High Road		Denver
	Chiswick, London W4 5YA		Colorado 80204
	Attn: Simon Greenman		Attn:

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Exhibit A

Form of Services Order

This SERVICES ORDER NO.      (this “Services Order”) is a Services Order under the Professional Services Agreement dated as of [DATE] between Local Matters Software, Inc. (“Local Matters”) and [CUSTOMER] (“Customer”) (the “Agreement”), and is effective as of the last date signed below (the “Services Order Effective Date”). Capitalized terms used in this Services Order but not defined herein shall have the meanings given in the Agreement.

1.                                      SERVICES.  Local Matters will perform the following Services under this Services Order:  [Include a description of the Services to be performed, including any agreed upon time schedule.]

2.                                      DELIVERABLES.  The following are the Deliverables under this Services Order:  [Include a list of the Deliverables to be provided.]

3.                                      CERTAIN CUSTOMER RESPONSIBILITIES.  In addition to Customer’s responsibilities under the Agreement, Customer will be responsible for the following:  [Include specific Customer responsibilities, materials to be provided, schedule, etc.]

4.                                      FEES.  Customer will pay Local Matters the following fees under this Services Order:  [Include the fees and/or rates payable by the Customer.  Specify any known expenses to be reimbursed.]

5.                                      OTHER.  [Include any other details as appropriate.]

IN WITNESS WHEREOF, the parties hereto have caused this Services Order to be executed by their duly authorized representatives as of the Services Order Effective Date.

[CUSTOMER NAME]:	LOCAL MATTERS, INC.:

By:	By:

Authorized Signature	Authorized Signature

Printed Name	Printed Name

Title:	Title:

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Exhibit B

Operating Companies

1.            DE TELEFOONGIDS B.V.

P.O. BOX 77863

1070 LL AMSTERDAM

THE NETHERLANDS

2.            FONECTA OY

P.O. BOX 202

FI-00511 HELSINKI

FINLAND

3.            HEROLD BUSINESS DATA GMBH

GUNTRAMSDORFER STRASSE 105

2340 MÖDLING

AUSTRIA

4.            MEDIATEL SPOL S.R.O, CZECH REPUBLIC

THARMOVA 16

186 00 PRAHA 8

CZECH REPUBLIC

5.            MEDIATEL SPOL S.R.O., SLOVAKIA

THARMOVA 16

186 00 PRAHA 8

CZECH REPUBLIC

6.            DE GULE SIDER A/S

RØDOVREVEJ 241

DK-2610 RØDOVRE

DENMARK

7.            LOKALDELEN I SVERIGE AB

BOX 623

S-301 16 HALMSTAD

SWEDEN

8.            PKT.PL POLSKIE KSIKI TELEFONICZNE SP. Z O.O.

AL. SOLIDARNOCI 128

01-195 WARSZAWA

POLAND

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.